As filed with the Securities and Exchange Commission on September 8, 2009.
Registration No. 333-24237

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Cooper Industries, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	98-0355628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
600 Travis, Suite 5600
Houston, Texas
(713) 209-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Terrance V. Helz
Associate General Counsel and Secretary
600 Travis, Suite 5600
Houston, Texas 77002
(713) 209-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to public: Not applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) relates to the Registration Statement on Form S-3 (Registration No. 333-24237) filed by Cooper Industries, Inc. (“Cooper Ohio”) with the Securities and Exchange Commission (the “SEC”) on March 31, 1997, as amended by Post-Effective Amendment No. 1 thereto filed by Cooper Industries, Ltd. (the “Company”) with the SEC on May 22, 2002 (as so amended, the “Old Registration Statement”). The Old Registration Statement registered 300,000 Class A common shares of the Company (and associated preferred share purchase rights) issuable pursuant to the Cooper Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Old Plan”). Subsequent to filing Post-Effective Amendment No. 1 to the Old Registration Statement, the Company filed on November 25, 2002 a new registration statement on Form S-3 (Registration No. 333-101451) (the “New Registration Statement”) registering 300,000 Class A common shares of the Company (and associated preferred share purchase rights) issuable pursuant to an amended and restated version of the Old Plan (as so amended and restated, the “Amended and Restated Plan”). The Company is filing this Post-Effective Amendment No. 2 to remove from registration the Class A common shares (and associated preferred share purchase rights) not heretofore sold under the Old Registration Statement. The Old Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. This Post-Effective Amendment No. 2 relates solely to the Old Registration Statement, and does not affect the New Registration Statement or the registration thereunder of securities issuable pursuant to the Amended and Restated Plan.
PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
     For the list of exhibits, see the Exhibit Index to this Post-Effective Amendment No. 2, which is incorporated into this Item 16 by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 8th day of September, 2009.

COOPER INDUSTRIES, LTD. (Registrant)
By:	/s/ Terry A. Klebe
Terry A. Klebe
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kirk S. Hachigian
Kirk S. Hachigian	Chairman, President and Chief Executive Officer (principal executive officer)	September 8, 2009

/s/ Terry A. Klebe
Terry A. Klebe	Senior Vice President and Chief Financial Officer	September 8, 2009
(principal financial officer)

/s/ Rick L. Johnson
Rick L. Johnson	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	September 8, 2009

*
Ivor J. Evans	Director	September 8, 2009

*
Lawrence D. Kingsley	Director	September 8, 2009

*
James R. Wilson	Director	September 8, 2009

*
Stephen G. Butler	Director	September 8, 2009

*
Dan F. Smith	Director	September 8, 2009

*
Gerald B. Smith	Director	September 8, 2009

*
Mark S. Thompson	Director	September 8, 2009

Name	Title	Date

*
Robert M. Devlin	Director	September 8, 2009

*
Linda A. Hill	Director	September 8, 2009

*
James J. Postl	Director	September 8, 2009

*By	/s/ Terrance V. Helz
Terrance V. Helz
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Powers of Attorney*

*	Filed herewith